Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated October 29, 2024, with respect to the consolidated financial statements of Haoxi Health Technology Ltd and subsidiaries which appears in its Annual Report on Form 20-F for the year ended June 30, 2024.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

May 30, 2025